                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 F O R M  8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 16, 1996


                      SERVICE CORPORATION INTERNATIONAL
- --------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                    TEXAS
- --------------------------------------------------------------------------------
               (State or other jurisdiction of incorporation)


         1-6402-1                                         74-1488375
- ----------------------------                 -----------------------------------
  (Commission File Number)                    (IRS Employer Identification No.)


         1929 Allen Parkway, Houston, Texas                 77019
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      (Address of principal executive offices)            (Zip Code)



                               (713) 522-5141
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              Registrant's telephone number, including area code

ITEM 5. OTHER EVENTS

On August 25, 1995, the Company acquired an approximate 51% interest in Omnium de Gestion et de Financement S.A. ("OGF"). OGF, in turn, owned approximately 65% of Pompes Funebres Generales S.A. ("PFG"). OGF and PFG, when combined, is the largest funeral service organization in Europe, operating 1,099 funeral service locations, 28 crematoria and a funeral insurance business which primarily sells insurance policies in connection with OGF/PGF's prearranged funeral business. The Company made public tender offers for the remaining shares of OGF and PFG with the intent to acquire 100% of the outstanding shares of both companies. On December 31, 1995, the Company owned shares representing over 98% of OGF and over 96% of PFG. The total purchase price for OGF and the portion of PFG not owned by OGF is expected to be approximately $577,000,000 consisting of cash and debt assumed.

On September 5, 1995, the Company acquired the shares of Service Corporation International (Canada) Limited ("SCIC") not already owned by the Company. This transaction eliminated the approximate 31% minority interest ownership of SCIC and made SCIC a wholly owned subsidiary of the Company. On that date SCIC owned 75 funeral service locations and three cemeteries. The total purchase price was approximately $62,578,000.

On October 11, 1995, the Company purchased Gibraltar Mausoleum Corporation ("Gibraltar"). Gibraltar, a private funeral and cemetery company based in Indianapolis, owned 23 funeral service locations and 54 cemeteries. The purchase price of approximately $267,000,000 was financed through the issuance of Company common stock, short-term promissory notes and borrowings under the Company's revolving credit facilities.

In addition to the acquisitions discussed above, during 1995, the Company continued to acquire funeral and cemetery operations in the United States, the United Kingdom, Canada and Australia. During such period, the Company acquired 141 funeral service locations, 45 cemeteries and 2 crematoria (the "Other Acquired Companies") in 83 separate transactions for an aggregate purchase price of approximately $302,000,000 in the form of combinations of cash primarily generated from borrowings under the Company's existing revolving credit agreements, Company common stock, issued and assumed debt, and convertible debentures.

In addition to the acquisitions disclosed above, during October 1995, the Company completed underwritten public offerings of securities pursuant to the Company's September 1995 $1 billion shelf registration. In one offering, the Company issued 8,395,000 shares of common stock at a net offering price of $37.30 per share. In another offering, the Company issued $300,000,000 of notes which were issued in two tranches of $150,000,000 each with maturities in October 2000 and 2007 and interest rates of 6.375% and 6.875%, respectively. The net proceeds from these offerings were used primarily to finance the Company's worldwide acquisition program including the OGF/PFG and Gibraltar transactions.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma information assumes that the acquisition by the Company of all operations acquired during the year ended December 31, 1995 took place on January 1, 1995 (1,263 funeral service locations, 99 cemeteries and 30 crematoria acquired in 85 separate transactions and including the purchase of the 31% ownership interest of SCIC). This information also assumes that the net proceeds from the Company's October 1995 public offerings of notes and Company common stock were issued at the beginning of 1995. In addition, the unaudited pro forma combined financial information assumes a two stage financing approach for the OGF/PFG acquisition. First, the acquisition is initially financed with borrowings under the Company's French Revolving Credit Agreement. Second, the Company applies the net proceeds received from the October 1995 common stock offering ($312,834,000) and October 1995 notes offerings ($297,488,000) to repay amounts borrowed under the Company's French Revolving Credit Agreement. The excess net proceeds from the October 1995 offerings are assumed to be used to repay a portion of the Company's existing revolving credit facilities.

The historical income statement of OGF/PFG for the approximately eight month period not owned by the Company in 1995 was adjusted to present the historical income statement in accordance with United States generally accepted accounting principles ("US GAAP") and translated into US dollars at the average exchange rate for the period presented (the French Franc translation rate for the eight months ended August 31, 1995 was one French franc equals $.2000). The historical income statements of Gibraltar and the Other Acquired Companies represent amounts recorded by those businesses for the periods that they were not owned by the Company during 1995.

This unaudited pro forma information may not be indicative of results that would have actually resulted if these transactions had occurred on the date indicated or which may be obtained in the future.

                       SERVICE CORPORATION INTERNATIONAL

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

                                                                         HISTORICAL                           PRO FORMA
                                                             -----------------------------------    -----------------------------
                                                  THE                                   OTHER
                                                COMPANY                                ACQUIRED       ACQUISITION       COMBINED
In thousands, except per share amounts         HISTORICAL     OGF/PFG     GIBRALTAR    COMPANIES      ADJUSTMENTS       SUBTOTAL
                                               ----------    ---------    ---------    ---------    ----------------   ----------
Revenues                                       $1,652,126    $ 367,106    $  71,860    $ 42,295     $ (1,561) (G1)     $2,127,459
                                                                                                      (4,367) (G2)
Costs and expenses                             (1,186,905)    (347,826)     (58,920)    (36,432)         482  (G1)     (1,612,880)
                                                                                                       5,814  (G2)
                                                                                                       1,019  (G3)
                                                                                                         168  (G4)
                                                                                                      (1,103) (G5)
                                                                                                         982  (O1)
                                                                                                        (681) (C1)
                                                                                                         (42) (C2)
                                                                                                       1,265  (F1)
                                                                                                      (2,840) (F2)
                                                                                                      16,650  (F3)
                                                                                                      (7,277) (F4)
                                                                                                         (69) (F5)
                                                                                                         483  (F6)
                                                                                                       2,352  (F7)
                                               ----------    ---------     --------    --------     --------           ----------
Gross profit                                      465,221       19,280       12,940       5,863       11,275              514,579
General and administrative expenses               (53,600)          --           --          --           --              (53,600)
                                               ----------    ---------     --------    --------     --------           ----------
Income from operations                            411,621       19,280       12,940       5,863       11,275              460,979
Interest expense                                 (118,148)      (1,637)      (4,487)       (642)       2,387  (G6)       (156,886)
                                                                                                      (5,884) (G7)
                                                                                                      (6,404) (O1)
                                                                                                      (2,891) (C3)
                                                                                                       7,572  (F8)
                                                                                                     (26,752) (F9)
Dividends on preferred securities of SCI
  Finance LLC                                     (10,781)          --           --          --           --              (10,781)
Other income (expense)                             11,519        7,009           --          --        1,703  (C4)         12,113
                                                                                                      (8,118) (F10)
                                               ----------    ---------     --------    --------     --------           ----------
Income before income taxes                        294,211       24,652        8,453       5,221      (27,112)             305,425
Provision for income taxes                       (110,623)     (11,468)      (3,461)     (1,963)       2,039  (O2)       (117,762)
                                                                                                       1,291  (C5)
                                                                                                       1,253  (G8)
                                                                                                       5,170 (F11)
                                               ----------    ---------     --------    --------     --------           ----------
Net income                                     $  183,588    $  13,184    $   4,992    $  3,258     $(17,359)          $  187,663
                                               ==========    =========     ========    ========     ========           ==========
Earnings per share:
    Primary                                    $     1.80
                                               ==========
    Fully diluted                              $     1.70
                                               ==========
                                                                                                       2,548  (G9)
    Primary weighted average shares               102,074                                                244  (O3)
                                               ==========
                                                                                                       2,548  (G9)
    Fully diluted weighted average shares         115,653                                                244  (O3)
                                               ==========































<Caption)
                                               --------------------------------
                                                          PRO FORMA
                                               --------------------------------

                                                OFFERINGS            COMBINED
                                               ADJUSTMENTS             TOTAL
                                               -----------          -----------
Revenues                                       $      --            $ 2,127,459

Costs and expenses                                   (222) (P1)      (1,613,102)
                                               ----------           -----------
Gross profit                                         (222)              514,357
General and administrative expenses                   --                (53,600)
                                               ----------           -----------
Income from operations                              (222)               460,757
Interest expense                                  (14,906) (P2)        (136,672)
                                                    1,987  (P3)
                                                      437  (P4)
                                                   26,752  (P7)
                                                    5,944  (P8)



Dividends on preferred securities of SCI
  Finance LLC                                          --               (10,781)
Other income (expense)                                 --                12,113

                                               ----------            ----------
Income before income taxes                         19,992               325,417
Provision for income taxes                         (7,075) (P5)        (124,837)



                                               ----------            ----------
Net income                                     $   12,917            $  200,580
                                               ==========            ==========
Earnings per share:
    Primary                                                          $     1.80
                                                                     ==========
    Fully diluted                                                    $     1.72
                                                                     ==========

    Primary weighted average shares                 6,318  (P6)         111,184
                                                                     ==========

    Fully diluted weighted average shares           6,318  (P6)         124,763
                                                                     ==========

                       SERVICE CORPORATION INTERNATIONAL

         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

1995 OTHER ACQUIRED COMPANIES

(O1) To record an estimated reduction to historical costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $3,344,000 offset in part by additional costs and expenses of $2,362,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

       Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 6.08% for the year ended December 31, 1995 under its existing revolving credit facilities.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during 1995 with respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding for the year ended December 31, 1995 if all of such acquisitions had occurred as of January 1, 1995.

CANADA

(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)   To record the additional costs of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the September 5, 1995 purchase of the SCIC minority interest ($62,578,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the nine months ended September 30, 1995 (6.93%).

(C4)   To eliminate the 1995 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR

(G1) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $1,267,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $294,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $482,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G2) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $4,367,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar's historical costs and expenses for $1,447,000, representing reduced cost accruals for certain cemetery sales.

(G3) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G4)   To eliminate the historical Gibraltar goodwill amortization expense.

                       SERVICE CORPORATION INTERNATIONAL

(G5) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G6) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G7) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities and additional interest on the 5.95% short-term promissary notes issued for Gibraltar. The Company's weighted average borrowing rate for such revolving credit facilities was 6.09% for the nine months ended September 30, 1995.

(G8)   To record the tax effect of Gibraltar's pro forma adjustments.

(G9) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred as of January 1, 1995. The shares were assumed to be issued at approximately $30.00 per share which is the average closing stock price during the period from June 2, 1995 through June 12, 1995 (such period included the date of announcement by the Company to acquire Gibraltar).

OGF/PFG

(F1)   To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than those used by the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the OGF/PFG life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated and professional expenses incurred in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To eliminate interest expense on amounts borrowed under the Company's revolving credit facilities that the Company intends to repay with approximately $166,000,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in a United Kingdom subsidiary to the Company. The reduction was calculated using a weighted average annual interest rate of 6.09%, which represents the weighted average borrowing rate under the Company's existing revolving credit facilities for the nine months ended September 30, 1995.

(F9) To record interest expense on amounts borrowed under the Company's French Revolving Credit Agreement ($566,805,000) for the period January 1, 1995 through August 24, 1995 at 6.97% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the nine months ended September 30, 1995 applied to a French franc balance as of August 25, 1995 and translated at the weighted average exchange rate for the nine months ended
       September 30, 1995.

(F10) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($166,000,000) that the Company intends to use to partially repay borrowings under the Company's existing revolving credit facilities.

(F11)  To record the tax effect of the OGF/PFG pro forma adjustments.

                       SERVICE CORPORATION INTERNATIONAL

1995 PUBLIC OFFERINGS

(P1) To record the amortization expense expected to result from the estimated costs and expenses associated with the October 1995 notes offerings.

(P2) To record the estimated interest expense on the October 1995 notes offerings at an assumed annual interest rate of 6.625% as if such notes had been issued January 1, 1995 (net proceeds of $297,488,000).

(P3) To record the estimated reduction in interest expense resulting from the assumed partial repayment of $43,517,000 of indebtedness under the Company's existing revolving credit facilities from the assumed net proceeds of the October 1995 common stock offering after first applying such net proceeds to the repayment of indebtedness under the French Revolving Credit Agreement. The reduction was calculated using a weighted average annual interest rate of 6.09%, which represents the weighted average borrowing rate under the Company's existing revolving credit facilities for the nine months ended September 31, 1995.

(P4) To record the estimated decrease in net interest expense resulting from a cross currency hedging transaction as if such transaction had been entered into on January 1, 1995. This transaction would effectively convert $300,000,000 of fixed rate indebtedness into fixed rate French franc indebtedness. With this transaction, the Company's net investment in OGF/PFG will be substantially hedged against currency risk.

(P5) To record the tax effect of the offerings' pro forma adjustments at the Company's statutory tax rate.

(P6) To record the October 1995 issuance of 8,395,000 shares under the October 1995 common stock offering as if such shares had been issued January 1, 1995 at a stock price of $37.30 per share (net proceeds of $312,834,000).

(P7) To record the estimated reduction in interest resulting from the assumed repayment of $566,805,000 for the period January 1, 1995 through August 24, 1995 of indebtedness under the Company's French
       Revolving Credit Agreement from the net proceeds of the October 1995 common stock and rates offerings. The reduction was calculated using a weighted average annual interest rate of 6.97% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the nine months ended September 30, 1995.

(P8) To eliminate interest expense related to the OGF/PFG transaction included in the Company's historical interest expense related to the French revolving credit agreement that would not have been recorded by the Company if the net proceeds from the 1995 public offerings had been available to finance the OGF/PFG transaction from January 1, 1995.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 16, 1996                        SERVICE CORPORATION INTERNATIONAL

                                      /s/ GEORGE R. CHAMPAGNE
                                      ------------------------------------------
                                      George R. Champagne
                                      Senior Vice President
                                      Chief Financial Officer
                                      (Principal Financial Officer)